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                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "EXPERTS" in the Registration Statement (Form S-4) and related Prospectus/Proxy Statement of CNB Financial Corporation for the registration of 237,500 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 1999, with respect to the financial statements of CNB Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young LLP
                                    ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
June 23, 1999



                                                        Exhibit 23A